UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 23, 2026, Adagio Medical Holdings, Inc.’s (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The stockholders considered one proposal which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 13, 2026 (the “Proxy Statement”). Of the 27,439,328 shares outstanding as of the record date, 14,582,518 shares, or 53.14%, were present or represented by proxy at the Special Meeting. The final results for the matter submitted to the stockholders at the Special Meeting is as follows:

Proposal No 1: Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Company’s Board of Directors, a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-500, inclusive, with such ratio to be determined by the Company’s Board of Directors in its sole discretion (the “Reverse Stock Split”). The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
13,762,886	819,231	401	—

Based on the foregoing votes the Reverse Stock Split was approved by the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2026

Adagio Medical Holdings, Inc.

By:	/s/ Deborah Kaster
Name:	Deborah Kaster
Title:	Chief Financial Officer and Chief Business Officer